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                                                     EXHIBIT 5.1
                                      April 4, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re:      EVERCEL, INC.
         REGISTRATION STATEMENT ON FORM S-3
         COMMISSION FILE NO.  333-33090

Ladies and Gentlemen:

         We are counsel for Evercel, Inc. (the "Company") which has filed a Registration Statement on Form S-3 (the "Registration Statement") for registration of 1,725,000 shares of common stock of the Company, par value $.001 per share ("Common Stock").

         For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates and other documents as we have considered necessary or appropriate. We have also examined such certificates of public officials, corporate documents and records, and other certificates, opinions and instruments, and have engaged in such other investigation as we have deemed necessary in connection with the opinion hereinafter set forth. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all documents submitted to us as copies, the valid execution of all agreements and documents referred to herein by all parties thereto other than the Company and the enforceability of such agreements against all parties other than the Company.

         Based on the foregoing we are of the opinion that when up to 1,475,000 shares of Common Stock are issued by the Company pursuant to the Registration Statement and up to 250,000 shares are sold by the selling shareholders named therein, such shares will, when sold and paid for in accordance with the Registration Statement, be validly issued, fully paid and nonassessable.

                                              Very truly yours,

                                              ROBINSON & COLE LLP


                                              Richard A. Krantz

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Securities and Exchange Commission
April 4, 2000
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